Exhibit 99.1

Rambus to Acquire Hardent, Accelerating Roadmap for Next-Generation Data Center Solutions

Augments world-class engineering team with deep SoC digital design expertise for Rambus CXL Memory Interconnect Initiative

SAN JOSE, Calif. – May 5, 2022 – Rambus Inc. (NASDAQ: RMBS), a provider of industry-leading chips and silicon IP making data faster and safer, today announced it has signed an agreement to acquire Hardent, Inc. (“Hardent”), a leading electronic design company. This acquisition augments the world-class team of engineers at Rambus and accelerates the development of CXL processing solutions for next-generation data centers. With 20 years of semiconductor experience, Hardent’s world-class silicon design, verification, compression, and Error Correction Code (ECC) expertise provide key resources for the Rambus CXL Memory Interconnect Initiative.

“Driven by the demands of advanced workloads like AI/ML and the move to disaggregated data center architectures, industry momentum for CXL-based solutions continues to grow,” said Luc Seraphin, president and CEO of Rambus. “The addition of the highly-skilled Hardent design team brings key resources that will accelerate our roadmap and expand our reach to address customer needs for next-generation data center solutions.”

“The Rambus culture and track record of technology leadership is an ideal fit for Hardent,” said Simon Robin, president and founder of Hardent. “The team is looking forward to joining Rambus and is excited to be part of a global company advancing the future of data center solutions.”

In addition, Hardent brings complementary IP and services to the Rambus Silicon IP portfolio, expanding the customer base and design wins in automotive and consumer electronic applications. The transaction is expected to close in the second calendar quarter of 2022 and will not materially impact results.

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About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Source: Rambus Inc.

Press Contact:

Cori Pasinetti

Rambus Corporate Communications

t: (650) 309-6226

cpasinetti@rambus.com

Forward-looking statements

Information set forth in this press release, including statements as to industry momentum for CXL-based solutions, the impacts of the Hardent design team on Rambus’ roadmap and reach, and statements as to the expected timing, completion and effects of the proposed acquisition, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

© Rambus Inc.

These statements are based on various assumptions and the current expectations of the management of Rambus and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the operations or financial condition of Rambus. Forward-looking statements included herein are made as of the date hereof, and Rambus undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by federal securities laws.

Major risks, uncertainties and assumptions include, but are not limited to: the expected benefits and costs of the proposed transaction; management’s plans relating to the proposed transaction; the expected timing and completion of the proposed transaction; statements of the plans, strategies and objectives of Rambus for future operations; the successful integration of Hardent; any statements regarding anticipated operational and financial results, expected market share growth, and successful product development; any statements of expectation or belief; the risk that disruptions from the proposed transaction will harm Rambus’ business; other factors described under “Risk Factors” in Rambus’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and any statements of assumptions underlying any of the foregoing. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.

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© Rambus Inc.